FORM OF LEGAL OPINION

              [Letterhead of Borrower's and Guarantor's Counsel]

                              February ____, 2004


Wells Fargo Bank,
National Association,
Agent Bank
5340 Kietzke Lane, Suite 201
Reno, Nevada 89511

Attn:  Rochanne Hackett, V.P.

and each of the Banks
described on Schedule 1
hereto, and their
successors and assigns

Re: Credit Agreement dated as of February 20, 2004 (the "Credit Agreement"), by and among Golden Road Motor Inn, Inc., a Nevada corporation (the "Borrower"), Monarch Casino & Resort, Inc., a Nevada corporation (the "Guarantor"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), Wells Fargo Bank, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), Wells Fargo Bank, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks"). All capitalized terms which are used herein, and which are not otherwise defined herein, shall have the meaning which is set forth by Section 1.01 of the Credit Agreement.

Ladies and Gentlemen:

     The undersigned is counsel to Borrower and the Guarantor and has acted in such capacity in connection with the preparation, execution and delivery of the Credit Agreement and each of the Loan Documents. This opinion is delivered to you at the request of Borrower and the Guarantor pursuant to Section 3.06 of the Credit Agreement for the reliance of each of the Banks and their respective successors and assigns.

     In rendering the opinions set forth herein I have: (i) examined, and are familiar with, originals of each of the executed Loan Documents; and (ii) made such inquiries, and reviewed such other documents, corporate documentation and records, as I deemed appropriate under the circumstances. In making such examination and review, I have assumed the genuineness of all signatures (other than the signatures of officers signing on behalf of the Borrower and the Guarantor), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have also assumed the valid authorization, execution and delivery of each Loan

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Document by each party thereto (other than the Borrower and the Guarantor), and
I have assumed, where applicable, that each such other party has been duly organized, is validly existing and in good standing under its jurisdiction of organization and possesses the corporate or other organization power to perform its obligations thereunder.

     I am not expressing any opinion as to the effect of the compliance or noncompliance of any of the Banks with any state or federal laws or regulations which are applicable because of the legal or regulatory status, or the nature of the business of any of the Banks.

     I am a member of the bar of the State of Nevada and express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America.

     Based on the foregoing and subject to the qualifications set forth herein, I am of the opinion that:

     1. Each of the Borrower and Guarantor have the full power and requisite corporate or other authority necessary for the execution, delivery and performance of their respective obligations under the Loan Documents, the Guaranty and any other document, agreement, certificate or instrument executed by them or either of them in connection with the Credit Facility.

     2. Borrower and Guarantor have each duly authorized the taking of any and all action necessary to carry out and give effect to the transactions contemplated to be performed on their respective parts by the Credit Agreement, the Revolving Credit Note, the Swingline Note, the Deed of Trust, the Financing Statements, the other Loan Documents, the Guaranty and each other document, agreement, certificate or instrument executed by them or any of them in connection with the Credit Facility.

     3. Neither the execution and delivery of the Credit Agreement, the Revolving Credit Note, the Swingline Note, or any other Loan Document, or any other agreement, certificate or instrument to which Borrower is a party or by which it is bound in connection with the Credit Facility, nor the consummation of the transactions contemplated thereunder, or the compliance with or performance of the terms and conditions therein, is prevented by, limited by, conflicts: (i) in any respect with, or will result in a breach or violation of, or a default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of their respective property or assets by virtue of, the terms, conditions or provisions of (a) the Articles of Incorporation, Bylaws or other documents of organization or charter of the Borrower or MCRI, or (b) any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court of Governmental Authority to which it is subject, or (ii) in any material respect with, or will result in a material breach or violation of, or a material default (with due notice or lapse of time or both) under, or the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of its property or assets by virtue of, the terms, conditions or provisions of any indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument of whatever nature to which it is a party or by which it is bound.

     4. The Credit Agreement, the Notes and all other Loan Documents have been duly executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their

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respective terms.  The Credit Agreement and the Guaranty have been duly executed and delivered by the Guarantor and constitute the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their respective terms.

     5. The Deed of Trust has been fully executed and delivered and will, when recorded in the office of the County Recorder of Washoe County, Nevada create a valid and legally binding encumbrance lien on the Collateral therein described. No other filing or other registration of any document or instrument is necessary or advisable to protect the priority of the lien so created and it is not necessary to re-file or re-record the Deed of Trust in order to maintain such priority.

     6. Upon the filing of the Financing Statements listing the FF&E and other Collateral, in the office of the County Recorder of Washoe County, Nevada, and in the office of the Secretary of State of Nevada, the security interest granted by the Deed of Trust will be a valid perfected security interest in the Collateral therein described in accordance with the Uniform Commercial Code as in force and effect in the State of Nevada, and no refiling or re-recording of such Financing Statements is required in order to maintain the security interest of Lenders in said Collateral, except continuation statements which are required to be filed within six (6) months prior to the expiration of five
(5) years from the date of the filing of the original Financing Statements.

     7. Except in complying with Nevada Gaming Commission Regulations 8 and 8A, respectively, it is not necessary under the laws of Nevada (a) to enable the Agent Bank and the Lenders or any of them to enforce their respective rights under the Loan Documents or (b) by reason of the execution, delivery or performance of the Loan Documents, that any of the Banks should be licenses, qualified or authorized to carry on business in any such jurisdiction.

     8. The transactions contemplated by the Credit Agreement will not violate the usury laws of the State of Nevada.

     9. Each of Borrower and Guarantor has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, all Governmental Authorities that are necessary for the transaction of its business as contemplated under the Credit Agreement.

     The opinions set forth in Paragraphs (4) through (6) above are subject to the additional qualifications that: (a) the enforcement of the Loan Documents and the Guaranty may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditors' rights generally; (b) certain of the provisions contained in the Loan Documents and the Guaranty may be unenforceable in whole or in part, to the extent that any such provision may contravene the public policy of the State of Nevada; and
(c) certain waivers contained in the Loan Documents and the Guaranty may be unenforceable in whole or in part under the applicable laws of the State of Nevada, but the inclusion of such provisions, as described in (b) and (c) above, does not affect the validity of such Loan Documents and the Guaranty and such Loan Documents and the Guaranty contain adequate provisions for enforcing payment of all monetary obligations thereunder and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

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     This opinion is rendered to the Banks, and their respective successors and assigns, in connection with the transactions referred to herein and may not be relied on in any other context; nor may it be relied on by any other Person. This opinion may not be quoted nor may copies hereof be furnished to any other Person without the prior written consent of the undersigned, except that the Banks, and their respective successors and assigns, and any of them, may furnish a copy hereof: (i) to their respective independent auditors and attorneys; (ii) to any Governmental Authority or authority having regulatory jurisdiction over any of the Banks, or their respective successors and assigns;
(iii) pursuant to order or legal process of any court or Governmental
Authority; (iv) in connection with any legal action to which any of the Banks, or their respective successors and assigns, are a party arising out of the transactions referred to above; or (v) to a financial institution in connection with a proposed assignment of any interest in the Bank Facilities or a proposed transfer of a participation interest in the Bank Facilities.

Sincerely,